EXHIBIT 21

               SUBSIDIARY OF HUAYANG INTERNATIONAL HOLDINGS, INC.
               --------------------------------------------------

     The following table sets forth the subsidiary of the Registrant as of December 31, 2003.

                                                                Registrant's
         Name and Location           Organized Under the Laws    Ownership
     ---------------------------    --------------------------  -------------
                                                of
                                                --
     Shenyang Haitong House         People's Republic of China       95%
       Properties Development Co.,
       Ltd., Shenyang, China


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